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                                                                    EXHIBIT 99.1

                              REAL ESTATE CONTRACT

      THIS REAL ESTATE CONTRACT ("Contract") is made, subject to the conditions and contingencies contained herein, on this 29th day of December, 2004, by and between TOWER PROPERTIES COMPANY ("Seller") and COMMERCE BANK, N.A., a national banking association ("Buyer"). This Contract constitutes an offer by Buyer to buy the property described herein which can be accepted only by Seller signing and returning this Contract to Buyer on or before December 31, 2004 (hereinafter referred to as the "Acceptance Date"). If this Contract is not duly executed and returned by Seller to Buyer by the Acceptance Date, then this Contract shall be null and void and of no further force or effect, except as otherwise agreed to in writing by Buyer and Seller.

WITNESSETH: Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to buy from Seller (i) a tract of real estate and the improvements thereon located in Kansas City, Jackson County, Missouri (with a common address of 9th and Walnut Streets, Kansas City, Missouri) as legally described and highlighted on the site plan attached hereto as Exhibit A and incorporated herein by this reference (collectively, the "Land"); (ii) all site plans, surveys, soil, substrata and other studies of any kind, if any, in Seller's possession which relate to the Land; and (iii) all other rights, privileges and appurtenances owned by Seller and related to the Land, including, without limitation, all rights, duties and obligations Seller has related to the Land pursuant to: (a) the Second Amended Tower Properties Downtown Redevelopment Area Tax Increment Financing Plan approved by the City Council by Ordinance No. 010362 (the "TIF Plan"); (b) the Amended and Restated Master Development Agreement between Tower Properties Company and the Tax Increment Financing Commission of Kansas City, Missouri dated March 13, 2002 (the "Master Agreement"); and (c) the Redevelopment Area B Contract between Seller and the TIF Commission (the "Project B Agreement") ([i], [ii] and [iii] are hereinafter collectively called the "Property"); subject, however, to the Permitted Exceptions (hereinafter defined). The exact dimensions, square footage and legal description of the Land shall be determined in accordance with the provisions of this Contract.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

      1. The purchase price shall be Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) ("Purchase Price"), which Buyer agrees to pay in cash or by cashier's check as follows: an earnest deposit of Fifty Thousand Dollars ($50,000) to be paid within three (3) business days after Seller's execution of this Contract ("Seller's Acceptance"), to the Title Company (hereinafter defined) to be held by the Title Company in escrow; and the balance, subject to prorations

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and other credits provided in this Contract, to be paid on delivery of Deed (as hereinafter defined) as herein provided. An escrow account shall be opened by the Title Company to hold the earnest deposit and any other sums which are payable or may become payable under the terms of this Contract. The escrow account shall bear interest which shall inure to the benefit of the Buyer and be applied to the Purchase Price when all the conditions and contingencies of this Contract have been either satisfied or waived.

      2. Seller shall pay all taxes, general and special, and all assessments, which are due and have accrued to the Closing Date of this Contract (except for installments of special assessments that are to be paid after the Closing Date of this Contract), and Buyer shall assume such taxes, assessments and installments of unpaid special assessments becoming due thereafter, except that all general, state, county, school and municipal taxes (exclusive of rebates, penalties or interest) payable during the current calendar year shall be prorated between Seller and Buyer, on the basis of said calendar year, as of the Closing Date of this Contract. If the Property is not separately assessed but is part of a larger parcel for tax purposes, then the tax proration made on the Closing Date shall be based on the proportion that the total square footage of the property so assessed bears to the square footage of the Property, as mutually agreed upon in good faith by Seller and Buyer.

      3. Within thirty (30) days after Seller's Acceptance, Seller, at Seller's sole cost and expense, shall cause FIRST AMERICAN TITLE INSURANCE COMPANY ("Title Company") to issue and deliver to Buyer a Title Commitment along with copies of all exceptions referenced therein. Seller shall, not later than thirty (30) days after Seller's Acceptance, cause to be prepared and furnished to Buyer and the Title Company a current ALTA survey ("Survey") of the Land, prepared by a registered public surveyor, which shall include a gross square footage determination of the Land and an accurate legal description of the Land and which shall meet the reasonable standards and requirements established by Buyer and Title Company. Buyer shall give Seller written notice on or before the expiration of thirty (30) days after receipt of both the Title Commitment and the Survey (the "Review Period") if any condition of title or any matter shown in the Title Commitment or Survey is not satisfactory to Buyer. Any title encumbrances or exceptions which are set forth in the Title Commitment or the Survey and to which Buyer does not object within the Review Period (as to the Title Commitment and the Survey) shall be deemed to be permitted exceptions to the status of Seller's title ("Permitted Exceptions"). Seller may, at its sole cost and expense, undertake to eliminate or modify all such unacceptable matters to the reasonable satisfaction of Buyer. In the event Seller elects to satisfy Buyer's objections, Seller shall give Buyer prompt written

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notice of its election, and Seller shall use its best efforts to satisfy promptly any such objections. In the event that Seller elects not to satisfy Buyer's objections (whereupon Seller shall give Buyer prompt written notice of its election) or is otherwise unable with the exercise of its best efforts to satisfy said objections within forty-five (45) days after the date of Buyer's notice of objections, Buyer may, in its sole discretion:

      (a) Accept title subject to the objections it has raised with or without an adjustment in the Purchase Price, in which event said objections shall be waived and become Permitted Exceptions; or

      (b) Rescind this Contract, whereupon the escrow deposit shall be returned to Buyer along with any interest which has accrued thereon, and this Contract shall be of no further force and effect.

Buyer shall give Seller notice of its decision whether to close or not within fifteen (15) days after Seller notifies Buyer of its election not to satisfy said objections.

      4. Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date that:

      (a) There is no pending condemnation or similar proceeding affecting the Land or any portion thereof, and Seller has not received any written notice and has no knowledge of any such proceeding;

      (b) Except as disclosed in Schedule 4(b) attached hereto and incorporated herein by this reference, there are no contracts of employment, management, maintenance, service or rental outstanding which affect any portion of the Land;

      (c) There are no known violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Land and no written notice of any such violation has been issued by any governmental authority;

      (d) Except as otherwise disclosed to Buyer, or as otherwise provided in any Management Agreement affecting the Property, no work has been performed for or is in process by or on behalf of Seller on or at, and no materials have been furnished to, the Land or any portion thereof which might give rise to mechanic's, materialman's or similar liens against the Land or any portion thereof;

      (e) Seller is not prohibited from consummating the transactions contemplated in this Contract by any law, regulation, agreement, instrument, restriction, order, its organizational documents or judgment;

      (f) There are no attachments, executions, assignments for the benefit of creditors, receiverships, or voluntary or involuntary

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      proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Land;

      (g) Seller is not a foreign person selling property as described in the Foreign Investment in Real Property Tax Act; and

      (h) There exists a right of ingress and egress to and from the Property to adjoining public and private streets and ways, and Seller may grant a right of access in connection therewith to Buyer. Furthermore, Seller represents and warrants that no fact or condition exists, or to its knowledge, is imminent, which would result in the termination or impairment of access to the Property from any street or way.

      5. At any time after Seller's Acceptance, upon not less than one (1) business day prior notice (verbal or written) by Buyer to Seller, Seller shall grant Buyer the right to enter the Property, together with Buyer's employees, agents, contractors, representatives and materials for the following purposes:

      (a) To make a physical inspection of the Property, including, without limitation, subsurface tests, test borings, water survey, percolation tests, topographical survey, sewage disposal survey, drainage and utility determinations and environmental site assessments;

      (b) To make an accurate survey of the boundaries of the Property, showing the exact location of any encroachments, easements, rights-of-way, covenants, or restrictions burdening and appurtenant to the Property, any improvements thereof and thereon, and any streets, alleys, rights-of-way and highways bordering the Property; and/or

      (c) To make any other inspections or investigations deemed advisable by Buyer.

      If, in connection with any investigation, Buyer discovers the existence of toxic or hazardous substances or environmental contamination on the Property, then Buyer shall have the right, in its sole discretion, to notify Seller that the environmental condition of the Property is not satisfactory and this Contract shall be terminated, in which event the escrow deposit shall be returned to Buyer and this Contract shall be of no further force and effect. Upon request of Seller, Buyer shall provide Seller with complete copies of all tests, surveys, boring results and/or reports which indicate the environmental conditions discovered on the Property. Seller, in its sole discretion, shall have the option to remediate any contamination or not, provided Seller shall give Buyer written notice of such election within ten (10) days after Seller's receipt of Buyer's notice of contamination. In the event Seller elects to remediate such

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contamination, Seller shall use its best efforts to remediate such contamination to a condition acceptable to Buyer, in Buyer's sole discretion, within sixty
(60) days after Seller's receipt of Buyer's notice of contamination. Should Seller elect not to remediate such contamination, Buyer shall have the option to:

      (a) Close this transaction notwithstanding the presence of such contamination with or without a reduction of the Purchase Price; or

      (b) Rescind this Contract, whereupon the escrow deposit shall be returned to Buyer along with any interest which has accrued to date, and this Contract shall be of no further force and effect.

      It is expressly understood and agreed that Buyer assumes no obligation to report any contamination or other release, of any kind, of toxic or hazardous substances into the environment to any governmental agency or authority or any other third party.

      6. Buyer's obligation to consummate the transactions contemplated in this Contract is conditioned upon satisfaction of each of the following conditions at or prior to the Closing (or such earlier date as is specified with respect to a particular condition):

      (a) The condition of the Land and Property shall meet the approval of Buyer, in Buyer's sole judgment and discretion, upon on-site inspections of the Land and Property to be made by Buyer or Buyer's representatives;

      (b) Buyer shall have received any and all regulatory approval(s) required and/or necessary for Buyer to acquire the Property and, to the extent applicable, to operate a branch bank on the Land;

      (c) None of the representations and warranties of Seller set forth above shall be untrue or inaccurate in any material respect; and

      (d) Seller shall not have failed to perform or comply with any of its agreements or obligations in a material manner and within the periods provided herein.

In the event that all of the above conditions are not satisfied at or prior to the Closing (or such earlier date as is specified with respect to a particular condition), Buyer may terminate this Contract by notice to Seller, in which event this Contract shall become null, void and of no further force and effect, and the escrow deposit, together with any interest that has accrued to date, shall be immediately delivered to Buyer.

      7. Seller's obligation to consummate the transactions contemplated in this Contract is conditioned upon satisfaction of the

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following condition at the Closing: Buyer shall execute and deliver to Seller at
Closing, an agreement, in a form acceptable to Buyer ("Parking Agreement"), providing that certain of Seller's tenants shall have access to and use of the parking garages comprising the Land ("Buyer's Garages") for a term of ten (10) years, with two (2) five (5) year renewal options (such options to be exercisable in the sole discretion of Seller); provided, however, during the period of any renewal term, in the event that any of the Buyer's Garages are no longer utilized as parking structures, as determined by Buyer in its reasonable discretion, Buyer shall have the right to terminate any such renewal term upon not less than one hundred eighty (180) days written notice. Pursuant to the Parking Agreement, Buyer shall make available to the tenants of the Commerce Tower Building (911 Main Street, Kansas City, Missouri) parking spaces in
Buyer's Garages, in an amount equal to the lesser of (i) one hundred twenty-five percent (125%) of the actual parking spaces under lease at any time and from time to time for the benefit of the tenants of the Commerce Tower Building (911 Main Street, Kansas City, Missouri), or (ii) one hundred fifty (150) spaces. Certain of Seller's tenants shall have the option to lease additional spaces, based on availability, as determined by Buyer in its reasonable discretion.

      8. Seller shall cause to be issued by the Title Company at the closing of this Contract its standard owners A.L.T.A. policy of title insurance (on its current form) showing title to the Property in Buyer, subject only to the Permitted Exceptions. The amount of said insurance shall be the actual Purchase Price and Seller shall bear the cost of such policy together with the cost of any endorsements reasonably requested by Buyer to the Title Policy.

      9. Subject to the terms and conditions contained herein, Seller shall deliver for Buyer at the office of the Title Company a General Warranty Deed (the "Deed"), properly executed and conveying said Property, subject to the Permitted Exceptions, but otherwise free and clear of all liens and encumbrances whatsoever, except as are acceptable to Buyer. Provided that all of the conditions of this Contract shall have been satisfied prior to or on the Closing Date, the "Closing" (herein so called) of this transaction shall take place at the Title Company no greater than one hundred twenty (120) days after the Acceptance Date, provided, however, that the Closing Date shall be automatically extended (without further notice) for ninety (90) days beyond the original Closing Date if the conditions to Buyer's obligations to close set forth in this Contract have not been satisfied. Buyer shall pay the balance of the Purchase Price at Closing. TIME IS OF THE ESSENCE IN THIS CONTRACT.

      10. Seller shall pay the cost of the Survey, the fee for the Title Commitment and title policy (along with any endorsements thereto required by Buyer), one half of the escrow fee charged by the Title Company, its proportionate share of the prorations as set forth in Section 2 hereof, and its own attorneys' fees. Buyer shall pay one

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half of the escrow fee charged by the Title Company, its proportionate share of the prorations set forth in Section 2 hereof, the recording fees for the General Warranty Deed and its own attorneys' fees. Except as otherwise provided in this paragraph, all other costs and expenses relating to the transactions contemplated in this Contract shall be paid by the party incurring such expenses.

      11. In the event of default by Buyer, Seller's sole and exclusive remedy shall be receipt of all sums held in the escrow deposit along with any interest which has accrued on such deposit to date as liquidated damages.

      12. Seller shall be in default hereunder if any of Seller's warranties or representations set forth herein are untrue, inaccurate or misleading in any material respect or if Seller shall fail to meet, comply with or perform any material agreement or obligation on its part required, within the time limits and in the manner required in this Contract. In the event of a default by Seller, Buyer may terminate this Contract in which event the escrow deposit shall be immediately returned to Buyer, along with any interest which has accrued thereon, or to enforce specific performance against Seller.

      13. Buyer and Seller agree and warrant to each other that no person or entity is entitled to or has earned a commission in connection with this transaction.

      14. Any notices required hereunder shall be given either by certified mail, postage prepaid, return receipt requested or by hand delivery or express delivery service. Any such notice given by mail shall be deemed given three (3) days after the deposit in the mail as aforesaid; and any notice given by hand delivery or express delivery service shall be deemed given when received. All notices shall be given to the following addresses and any party may change an address for such notice by notice in accordance with this paragraph:

      Seller:   Tower Properties Company
                911 Main Street
                Kansas City, Missouri 64105
                Attention:  Thomas R. Willard

      Buyer:    Commerce Bank, N.A.
                1000 Walnut
                P.O. Box 419248
                Kansas City, Missouri  64141-6248
                Attention:  Jeff Aberdeen

      15. This Contract may not be changed or terminated orally. The terms and conditions contained herein are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties.

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      16.   If any provisions of this Contract or the application thereof to any party or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Contract shall not be effected thereby and each provision of this Contract shall be valid and enforceable to the fullest extent permitted by law.

      17. In the event the Land or any part thereof is or becomes the subject of a condemnation proceeding or there occurs any material adverse change in the physical condition of the Land, Seller shall immediately notify Buyer, and in such event, Buyer shall have the option (i) to terminate this Contract and declare its obligations hereunder null and void and of no further effect, in which event the escrow deposit together with all interest thereon shall be returned to Buyer, or (ii) to purchase the Land, with or without an adjustment in the Purchase Price, and receive an assignment of any condemnation award attributable to the Land from Seller.

      18. Seller agrees for itself and its successors, representatives and assigns, that Buyer shall have the unconditional right to assign this Contract without Seller's consent. In the event of such assignment, Buyer shall deliver to Seller, on or before the closing date of this Contract, a copy of the duly executed assignment agreement wherein the Contract has been assigned to the assignee. Upon the execution of the assignment agreement by the assignee, the assignee shall assume each and every obligation of Buyer hereunder. Upon delivery of the assignment agreement to Seller, Buyer shall be fully released from any further obligation hereunder.

      19. Until Closing, Seller shall, at its sole cost and expense, keep the Property and the improvements thereon constantly insured with its customary insurance company against loss by fire and other casualties with extended coverage in the same amounts as currently carried by Seller as of the date hereof.

      20. As a condition to Closing, Buyer shall have purchased and closed on its acquisition from Seller of the real property and improvements generally located at 811 Main Street, Kansas City, Jackson County, Missouri. If Buyer is unable to complete and close such purchase on or before the Closing, Buyer shall have the right to either extend the date of Closing until such time as Buyer has closed on its acquisition from Seller of the real property and improvements generally located at 811 Main Street, Kansas City, Jackson County, Missouri, or terminate this Contract and obtain immediate return of the escrow deposit and any accrued interest thereon upon written notice to Seller. In the event of such termination, the parties shall have no further rights or liabilities under this Contract.

      21. Seller is in the process of concluding negotiations regarding the Project B Agreement with the Tax Increment Financing Commission of Kansas City, Missouri (the "TIF Commission"). (Buyer acknowledges receipt from Seller of the last draft of the Project B Agreement dated April 7, 2004.) Seller anticipates that execution of the Project B

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Agreement will occur subsequent to Buyer's purchase of the Land. Seller agrees to diligently pursue the conclusion of negotiations regarding the Project B Agreement which obligation shall be a covenant which survives the Closing. Seller agrees that during the course of its negotiations with the Commission that it shall consult with and obtain the consent of Buyer to any material changes and revisions to the Project B Agreement draft dated April 7, 2004.

      22. Upon execution of the Project B Agreement by Seller and the TIF Commission, Seller shall diligently pursue the TIF Commission's certification of costs associated with construction of Redevelopment Project B, as defined in the Project B Agreement ("Redevelopment Project B") pursuant to the TIF Commission's Certification of Costs and Reimbursement Policy. It is anticipated that the certification process will take approximately sixty (60) to ninety (90) days after Seller has submitted costs to the TIF Commission staff for its review. Seller shall diligently pursue the certification of costs associated with Redevelopment Project B which obligation shall be a covenant which survives the Closing.

      23. Seller with Buyer's cooperation and assistance agrees to negotiate an assignment of Seller's rights, duties and obligations under the TIF Plan, the Master Development Agreement, and the Project B Agreement to Buyer (the "Assignment Agreement"). The Assignment Agreement shall, inter alia, assign to Buyer all of Seller's rights, duties and obligations as they specifically relate to Redevelopment Project B, including Seller's right to receive reimbursement of Redevelopment Project B costs certified as reimbursable by the Commission. Buyer acknowledges and agrees that the sole source of revenue for reimbursing Redevelopment Project B costs certified as reimbursable shall be Tax Increment Financing revenues generated from Redevelopment Project B. It is understood and agreed that the approval of the Assignment Agreement is subject to the reasonable discretion of the TIF Commission. Notwithstanding the foregoing, Seller and Buyer agree to each exercise best efforts to secure the TIF Commission's approval of the Assignment Agreement which obligation shall be a covenant which survives the Closing.

      24. At Closing, Seller shall deliver to Buyer all original executed leases and contracts then in effect with respect to the Property (if no such original exists, copies will be delivered in lieu thereof) together with assignments of all such leases and contracts to Buyer. Buyer shall agree to assume all obligations of Seller under such leases and contracts that accrue after the date of Closing. If tenant approvals are necessary for the assignment of any leases, Seller shall obtain all approvals and deliver same to Buyer prior to or at Closing. Seller shall also deliver to Buyer an assignment and transfer of all tenant security deposits, if any, of tenants currently on the Property and any prepaid rents.

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      25.   Seller and Buyer each agree that this Contract, the terms hereof, and the existence of this Contract itself will be kept confidential and the knowledge thereof will be limited to only those persons or parties who are absolutely necessary to the implementation and Closing of this Contract.

      26. This Contract shall be governed by, and construed in accordance with, the laws of the State of Missouri.

      IN WITNESS WHEREOF, this Contract has been duly executed by the parties hereto as of the day and year first above written.

                                       SELLER:

                                       TOWER PROPERTIES COMPANY

                                       By: /s/ Thomas R. Willard
                                           ---------------------------------
                                            Thomas R. Willard
                                       Title: President and CEO

                                       BUYER:

                                       COMMERCE BANK, N.A.

                                       By: /s/ Jeffery Aberdeen
                                           ---------------------------------
                                            Jeffery Aberdeen
                                       Title: Controller

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